Exhibit 99(d)

True-up of Transition Charges

The following is a link to the Annual True-up of Transition Charges for the Series 2004-1 Transition Bonds, filed on May 15, 2014 by Oncor Electric Delivery Company LLC, as Servicer of the Bonds.

 http://www.oncor.com/EN/Pages/Series-2004-1-Bonds.aspx